Exhibit 4.2

BELO CORP. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto,

copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

n n n n nn nn n nn n n n n n n n n n nnn nn n n n n n n n n n n n n nn n nnn n n n n n nn nnn n nnnn

BELO COR P.

DELAWARE

DB

THE SHARES REPRESENTED HEREBY ARE

SUBJECT TO (i) RESTRICTIONS ON TRANSFER AND

THE REGISTRATION OF TRANSFER, AND (ii)

MANDATORY CONVERSION UPON THE OCCURRENCE

OF CERTAIN EVENTS—SEE REVERSE SIDE.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, NEW YORK, NY, JERSEY CITY, NJ AND PITTSBURGH, PA

SERIES B COMMON

PAR VALUE $0.01 EACH

This Certifies that

is the owner of

CUSIP 080555 20 4

SEE REVERSE FOR CERTAIN DEFINITIONS

AND RESTRICTIONS

FULLY PAID AND NONASSESSABLE SHARES OF SERIES B COMMON STOCK OF

PRESIDENT AND CHIEF EXECUTIVE OFFICER SECRETARY

SEE REVERSE SIDE FOR RESTRICTIONS ON THE RIGHTS, PRIVILEGES, AND PREFERENCES OF THESE SHARES AND HOLDERS THEREOF.

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE SHAREOWNER SERVICES LLC

TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

BY

SPECIMEN

BELO CORP.

The Corporation is authorized to issue three series of Common Stock (Series A, Series B, and Series C) and more than one series of preferred stock. Upon written request of the recordholder of this certificate to the Corporation at its principal place of business or registered office, a full statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights will be furnished without charge.

The holders of Series B Stock are entitled to ten (10) votes per share, voting as a single class with the holders of all outstanding shares of Series A Stock and outstanding shares, if any, of Series C Stock Shares of Series B Stock are subject to significant restrictions on transfer and registration of transfer and to mandatory conversion upon the occurrence of certain events. In general, Series B Stock can be transferred only to “Permitted Transferees” (as defined in Article Four of the Corporation’s Certificate of Incorporation).

As a condition to transfer of Series B Stock the Corporation requires affidavits or other proof acceptable to the Corporation and its transfer agent that the transferee is a Permitted Transferee. Series B Stock presented for transfer shall be presumed to be presented for conversion and delivery of Series A Stock to a person who is not a Permitted Transferee unless accompanied by such evidence to the contrary when delivered to the Corporation or its transfer agent.

Shares of Series B Stock are freely convertible into shares of Series A Stock. The holder of such shares may exercise the conversion privilege at any time by surrendering the certificate(s) representing Series B Stock to the Corporation or its transfer agent and completing and signing the written notice of election to convert such shares into Series A Stock set forth at the bottom of this certificate.

All statements herein are qualified in their entirely by reference to the provisions of Article Four of the Corporation’s Certificate of Incorporation and the Certificate of Designation by which the Series B Stock was created, both of which are incorporated herein by this reference.

The Communications Act of 1934 imposes restrictions on the ownership of shares of the Corporation by aliens. Article IX, Section 5 of the Bylaws of the Corporation provides that (a) not more than one-fourth of the equity or voting power of the Corporation shall at any time be owned of record or voted by or for the account of aliens, and (b) if the stock records of the Corporation shall at any time disclose one-fourth alien ownership or voting power, no transfers of shares to aliens will be made and, if it shall thereafter be found that such shares are in fact held by or for the account of an alien, such shares will not be entitled to vote, to receive dividends, or to any other rights, except the right to transfer such shares to a United States citizen. For these purposes, “alien” shall include the following: any individual not a citizen of the United States of America and any representative of any such individual; any foreign government or representative thereof; any corporation or other entity organized under the laws of any foreign government; any corporation directly or indirectly controlled by other than a United States citizen; any partnership of which any partner is an alien, except for limited partnerships with alien partners who are insulated in accordance with the rules and regulations of the Federal Communications Commission from material involvement in the management or operation of the media-related activities of the partnership; and any other entity or individual determined to be an alien under Section 310 of the Communications Act of 1934, as amended, or the rules, regulations and policies of the Federal Communications Commission. In determining the number of shares that are owned or voted by or for the account of aliens, the Corporation shall include in the calculation indirect as well as direct Interests of aliens in such shares, in accordance with the policies and procedures of the Federal Communications Commission.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT—	Custodian
TEN ENT	— as tenants by the entireties		(Cust)		(Minor)
JT TEN	— as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

For Value Received,                                                                                                                                                                     hereby sell, assign, and transfer Unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE

Shares of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney

to transfer such stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM). PURSUANT TO S.E.C. RULE 17Ad-15.

Signature(s)

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

UNLESS THE FOLLOWING CERTIFICATE OF PERMITTED TRANSFEREE IS COMPLETED AT TIME OF REQUEST FOR TRANSFER, SHARES OF SERIES A STOCK (RATHER THAN SERIES B STOCK) WILL BE ISSUED AUTOMATICALLY ON A SHARE-FOR-SHARE BASIS UPON TRANSFER PURSUANT TO THE FOREGOING ASSIGNMENT

CERTIFICATE OF PERMITTED TRANSFEREE

The undersigned hereby certifies that the undersigned, the assignee of                                                                                                    shares of Series B Stock represented by

the within certificate, is

(State relationship to assignor)

of the assignor and as such is a Permitted Transferee (as defined in Article Four of the Corporation’s Certificate of Incorporation). The undersigned hereby requests that such shares of Series B Stock be transferred to and registered in the name of the undersigned. The undersigned hereby acknowledges that such shares of Series B Stock may not be transferred into “street” or nominee name or to any person who is not a Permitted Transferee and that any such shares subsequently transferred to “street” or nominee name or to a person who is not such a Permitted Transferee will be deemed to have been converted automatically into shares of Series A Stock in accordance with Article Four of the Corporation’s Certificate of Incorporation.

	Address	Print Name
	City, State, Zip Code	Signature

Dated

NOTICE OF ELECTION TO CONVERT SHARES OF SERIES B STOCK INTO SHARES OF SERIES A STOCK

The undersigned hereby converts                                               shares of Series B Stock represented by this certificate into a like number of shares of Series A Stock to be registered in the name of the undersigned (any balance of shares not converted hereby will be returned to the undersigned as shares of Series B Stock).

Dated
Signature